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                                                                    EXHIBIT 10.7

                                PUMA TECHNOLOGY, INC.
                              SOFTWARE LICENSE AGREEMENT

NEC INFORMATION                        PUMA TECHNOLOGY INFORMATION

NEC Corporation                        Puma Technology, Inc.


7-1, Shiba 5 chome,                    3375 Scott Boulevard, Suite 300


Minato-ku, Tokyo, Japan                Santa Clara, CA 95054, USA


Tel (423) 33-1462  Fax (423) 33-1477  Tel (408) 987-0200    Fax (408) 970-8750
   --------------     --------------

Contact                                Contract
Representative: Yoishi Kataoka         Representative: Bradley A. Rowe
                ----------------

This Agreement is entered into by and between Puma Technology, Inc. ("Puma") and NEC Corporation ("NEC") as of the date executed by both parties ("Effective Date"). Puma agrees to grant NEC certain licenses to the Licensed Software set forth in EXHIBIT A of this Agreement, subject to the License Agreement Terms and Conditions attached and the Exhibits set forth below.

EXHIBITS:

Exhibit A - Licensed Software; Software Documentation; Support and Training Responsibilities

Exhibit B - Annual Usage Fee; Automatic Annual Royalty Negotiation After [***] Years; Per Unit Royalty; Annual Usage Fee Payment Terms; Hardware Provided by NEC; Fee for NEC's Assistance for Marketing of TranXit PowerPro Upgrades; Source Code Disclosure Fee; Minimum Value of Agreement

NEC ACKNOWLEDGES HAVING READ THE TERMS AND CONDITIONS SET FORTH ON THIS FACING PAGE AND THE AGREEMENT ATTACHED HERETO, UNDERSTANDS ALL SUCH TERMS AND CONDITIONS, AND AGREES TO BE BOUND THEREBY.

         NEC                           PUMA TECHNOLOGY, INC.

By: /s/ Yoichi Kataoka                 By: /s/ Bradley A. Rowe
   ------------------------------         ------------------------------

Name: Yoichi Kataoka                   Name: Bradley A. Rowe
     ----------------------------           ----------------------------
Title: General Manager, Personal       Title: President & CEO
       Software Div.
      ---------------------------            ---------------------------
Date: May 23, 1995                     Date: May 16, 1995
     ----------------------------           ----------------------------

                                         [***] CONFIDENTIAL TREATMENT REQUESTED

                                PUMA TECHNOLOGY, INC.

                   SOFTWARE LICENSE AGREEMENT TERMS AND CONDITIONS

1.   DEFINITIONS

     1.1   SYSTEM UNIT.      "System Unit" shall mean either i.) the single
user system product consisting of a single or multiple central processing unit which is marketed and distributed under NEC's trademark(s) or product name(s) in Japan, the type of which shall be determined by NEC, or ii.) the product called infrared transceiver / receiver unit which is marketed and distributed under NEC's trademark(s) or product name(s) in Japan.

     1.2   SOFTWARE DOCUMENTATION.       "Software Documentation" shall mean
the information, in written or electronic form, regarding the executable code version of the Licensed Software supplied by Puma and reprinted by NEC as specified in Exhibit A.

     1.3   LICENSED SOFTWARE.      "Licensed Software" shall mean the Puma
software in executable code form, specified on Exhibit A.

     1.4   SUBSIDIARY.       "Subsidiary" shall mean any corporation, company
or entity in which fifty percent (50%) or more of the outstanding shares of stock entitled to vote for the election of directors are owned or controlled, directly or indirectly, by a party.

     1.5 PRELOAD OR PRELOADING. "Preload" or "Preloading" refers to the act of reproducing and installing a single copy of Licensed Software onto System Unit or reproducing Licensed Software onto any media selected by NEC, so long as such media is bundled with a System Unit. Preload also includes the reproduction and inclusion of Software Documentation with the System Unit.

     1.6   UNIT.       "Unit" shall mean a single copy of the Licensed
Software.

     1.7   PER UNIT ROYALTY.       "Per Unit Royalty" shall mean the royalty
price paid by NEC to Puma for each Unit shipped by NEC subject to the terms of this Agreement. No royalties shall accrue for Units which are i.) made for replacement of existing Units which are defective in materials, manufacture or reproduction, ii.) returned with System Unit by NEC's authorized dealer's and distributors for credit, iii.) made as archival backups for an existing Unit, iv.) provided as back-up copies to end users by NEC under Section 2.1, or v.) provided as a bug fix to end users. Payment of Per Unit Royalties is in lieu of payment of the Annual Usage Fee set forth in Exhibit B.

     1.8   ANNUAL USAGE FEE     "Annual Usage Fee" shall mean the annual fixed
royalty payment made by NEC to Puma for the right to make Units in unlimited quantity subject to the terms of this Agreement.

     1.9   MANUFACTURING THIRD PARTY.    "Manufacturing Third Party" shall mean
a third party designated by NEC to manufacture System Units for marketing and distribution by NEC, under NEC's trademark and to copy and reproduce Licensed software and/or Software Documentation for NEC.

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2.   LICENSE AND LICENSE FEES

     2.1   OBJECT LICENSE.   As of the Effective Date Puma grants to NEC and
its Subsidiaries a non-exclusive, non transferable (except as noted in this Section 2.1) license to Preload, have Preloaded, copy, have copied, use, have used, reproduce, and have reproduced the Licensed Software (executable code form only) and Software Documentation and to distribute, lease, and/or rent the Licensed Software and Software Documentation directly to customers in Japan, or through its Subsidiaries or its distribution network in Japan only when Licensed Software is Preloaded and under the terms of this Agreement. In addition to Preloaded Licensed Software, NEC may i.) distribute one (1) copy of Licensed Software with each System Unit as a back-up copy or ii.) distribute one (1) copy of Licensed Software as a backup copy directly from NEC or through its Subsidiaries as a mail order fulfillment item to end users of Licensed Software. NEC shall require all Manufacturing Third Parties directly to (i.) abide by all applicable NEC obligations set forth in this Agreement and (ii.) produce copies of the Licensed Software and Software Documentation in accordance with the terms and conditions set forth herein.

     2.2   NO SUBLICENSE.    NEC shall not have a right to grant any license or
sublicense to any third party (except NEC's Subsidiaries as defined in Section
1.4 and Manufacturing Third Parties as defined in Section 1.10 subject to the specific limitations set forth in Section 2.1) to use the Licensed Software for any purpose, except a sublicense to use the copy produced and distributed by NEC as set forth in Section 2.1.

     2.3   MODIFICATIONS.    NEC shall have no right to modify all or any part
of the Licensed Software unless NEC pays the Source Code Disclosure Fee described in Section 7.1. NEC agrees not to take any actions, such as reverse assembly or reverse compilation, to derive a source code equivalent to the Licensed Software from the executable code of the Licensed Software.

     2.4   SOFTWARE DOCUMENTATION.       No license is granted to reproduce the
Software Documentation except when it is included with a copy of the Licensed Software.

     2.5   LICENSE FEES.     NEC agrees to pay Puma the Annual Usage Fee shown
in Exhibit B for the rights granted under this Agreement.

     2.6   PAYMENTS.      All payments made hereunder are non-refundable except
as otherwise set forth in this Agreement. All payments shall be in U.S. Dollars and be made by wire transfer directly to Puma's bank account as follows:

           Silicon Valley Bank
           3000 Lakeside Drive
           Santa Clara, CA 95054
           ABA # 121140399 for benefit of Puma Technology, Inc.
           Account # 035175-3570

The amounts indicated on Exhibit B for payments do not include any federal, state, local or other governmental taxes, excise taxes, tariffs or other governmental charges that may be imposed on sale, transportation, production, storage or export of the Licensed Software. NEC shall pay any and all such taxes and charges (other than taxes imposed upon or measured by Puma's net

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income) and Puma, its agents and distributors shall have no liability therefor.
If taxes are required to be withheld by the Japanese government on payments required under this Agreement, then NEC may deduct such withholding taxes from the amount owed Puma as will enable Puma to receive a U.S. Foreign Tax Credit; provided, NEC pays such amounts to the appropriate tax authority. NEC shall obtain and deliver to Puma a necessary tax receipt and all other documents necessary for Puma to claim a Foreign Tax Credit.

     2.7   NEC'S ASSISTANCE.

           (a) NEC will, during the term of this Agreement, copy and contain in the package of the System Units which NEC sells with Licensed Software, Puma's advertising tool for the software called "TranXit PowerPro Upgrade" and upgrades to Licensed Software or equivalent upgrade advertising tools designated by Puma and included in Software Documentation as described in Exhibit A manufactured and marketed by Puma or its designee(s) in Japan, collectively "Puma Products," provided that (i.) Puma shall obtain NEC's prior written consent regarding the content and specifications of such advertising tool, which consent shall not be unreasonably withheld by NEC, and (ii.) Puma shall, at its expense, provide NEC with the electronic and camera ready copy for such advertising tool in advance.

           (b) It is understood that "TranXit PowerPro," TranXit PowerPro Upgrade, and other Puma Products shall be marketed and sold by Puma or its designee(s) directly through its distribution channel in Japan under its name and at its expense, and NEC shall not be responsible for any marketing support or sales promotion of TranXit PowerPro, TranXit PowerPro Upgrade, and other Puma Products except as expressly provided in Section 2.7 (a) above.

           (c)  In consideration of NEC's assistance provided in Section 2.7
(a) above, Puma shall pay to NEC the fee in accordance with the terms and conditions, as set forth in Exhibit B attached hereto.

           (d) It is confirmed and agreed by both parties hereto that NEC shall assume no liability of any kind for TranXit Power Pro, TranXit PowerPro Upgrade, or any equivalent upgrade or other Puma Products marketed by Puma or its designee(s) and Puma shall assume all liability for the same and indemnify NEC and its Subsidiaries and their respective dealers and distributors from any claim, action, suit or proceeding regarding such upgrades, at Puma's expense.

3.   DELIVERY.

     3.1   DELIVERY OF LICENSED SOFTWARE.      Within five (5) days after
completion of the engineering work required to release the Licensed Software, Puma shall deliver the Licensed Software, contained upon a master diskette(s) and the Software Documentation in both written and electronic form to NEC.

     3.2   ACCEPTANCE.       The Licensed Software and/or Software
Documentation will be deemed accepted by NEC if Puma is not notified of any errors in writing within thirty (30) business days after receipt of the Licensed Software and/or Software Documentation by NEC. NEC shall not unreasonably withhold its acceptance. In the event NEC notifies Puma of such errors, NEC shall describe the exact nature of such errors and shall return the Licensed Software and/or Software Documentation to Puma in the manner agreed upon by both parties. Upon

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notification of such errors, NEC agrees, at its sole expense to provide Puma, on a loan basis, with one (1) or, if necessary, two (2) complete hardware platforms on which the errors occurred so that Puma may reproduce such errors if such platforms are not already in Puma's possession, having been provided by NEC.
Puma shall use such platform(s) in accordance with the terms and conditions imposed by NEC or NEC's licensors, if any. Puma agrees to use such platforms provided by NEC hereunder solely for the purpose of performing Puma's obligations hereunder and not to rent, transfer or export them to any other parties in any manner. Puma also agrees to return to NEC, at its sole expense, all such platforms provided by NEC hereunder within a reasonable period after its completion of Puma's obligations hereunder. In the event that Puma is able to reproduce such errors, Puma shall, at its option, repair or replace the Licensed Software and/or Software Documentation and return the repaired Licensed Software and/or Software Documentation or provide the replaced Licensed Software and/or Software Documentation, as soon as commercially practicable, but no later than thirty (30) days after the return of the Licensed Software and/or Software Documentation to Puma. Acceptance of the repaired or replaced Licensed Software and/or Software Documentation will be subject to the same procedures. If Puma is unable to repair the Licensed Software and/or Software Documentation after the second Acceptance Period, then NEC, at its sole option and as its sole remedy, shall have the right to either i.) add a third Acceptance Period which will be subject to the same procedures as the second Acceptance Period or ii.) terminate this Agreement by notifying Puma in writing and in such case shall have the right to receive a refund of any prepaid royalties, if any, made to Puma. If NEC has not accepted the Licensed Software and/or Software Documentation after such third Acceptance Period, if any, then NEC, at its sole option and as its sole remedy, shall have the right to terminate this Agreement by notifying Puma in writing and in such case shall have the right to receive a refund of any prepaid royalties, if any, made to Puma. Commercial shipment of a single copy of the Licensed Software and/or Software Documentation by NEC or its Subsidiaries constitutes automatic acceptance of the Licensed Software and/or Software Documentation by NEC.

4.   AUDIT

     4.1   AUDIT.      If NEC elects to pay to Puma the Per Unit royalty
specified in Section 1.7 above, Puma shall be entitled to, with thirty (30) days prior notice to NEC, have inspected by an internationally recognized independent certified public accountant of Puma's election and approved by NEC, whose approval shall not be unreasonably withheld, NEC's books and records relating to the number of Units shipped under the terms of this Agreement and under terms of confidentiality reasonably acceptable to both parties. Puma shall pay the cost of audits unless there is a discrepancy in the royalty reports furnished to Puma by NEC and actual number of Units shipped by more than five percent (5%), in which event NEC shall reimburse Puma for the cost of such audits reasonably incurred by Puma in addition to immediately paying for any additional Per Unit Royalties due. Audits shall not unreasonably interfere with NEC's business activities. Audits shall not be conducted more than once in any twelve month period unless there is a discrepancy in the royalty reports furnished to Puma by NEC and actual number of Units shipped by five percent (5%) in which case the number of allowed audits during this period will be increased to once every six
(6) months. NEC agrees to keep the foregoing books and records for a period of three (3) years following the date NEC prepares them.

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5.   PROPRIETARY OWNERSHIP RIGHTS.

     5.1   OWNERSHIP.     Puma shall retain all ownership, right, title and
interest in and to all current and hereafter existing revisions of or modifications to the Licensed Software (including all copies made hereunder).

     5.2   COPYRIGHT NOTICES.      All copies of the Licensed Software and
reproductions of the Software Documentation made by NEC shall reproduce Puma's copyright notice and the copyright notices of any third parties from which Puma has licensed products which are contained therein, and NEC shall not remove any copyright notices contained in the Licensed Software or Software Documentation. No other copyright notice shall appear in, or be associated with, the Licensed Software or Software Documentation without the prior written permission of Puma.

     5.3   TRADEMARKS.       Except as specified or required by this Agreement
and its Exhibits, neither party may use the other's name, logo or trademarks without the other party's prior written consent except as required by this Agreement.

6.   WARRANTY

     6.1   LIMITED WARRANTY.       Puma warrants that the media upon which the
Licensed Software is placed by Puma will be free from defects in workmanship and materials, and that the Licensed Software will meet the stated specifications in the Software Documentation. Puma does not warrant or claim that the software will run error free. If NEC finds any errors or failure of the Licensed Software to meet such specifications and provides Puma with a written report thereof, as NEC's sole remedy, Puma will use reasonable commercial efforts to correct such errors. Puma's warranty obligation with respect to the Licensed Software shall extend for a period of one hundred twenty (120) days from the date the Licensed Software is delivered to NEC and is solely for the benefit of NEC. NEC has no authority to extend this warranty to any other person. This warranty shall not apply to any Licensed Software which has been (i) repaired or altered other than by Puma, (ii) subject to misuse, mishandling, neglect or accident, or (iii) not maintained in accordance with handling or operating instructions supplied by Puma.

     6.2   WARRANTY EXCLUSION.     EXCEPT AS PROVIDED IN SECTION 6.1, PUMA
MAKES NO WARRANTY OF ANY KIND WITH REGARD TO THE LICENSED SOFTWARE. PUMA EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING IN LAW, CUSTOM, CONDUCT OR OTHERWISE.

7.   SOURCE CODE.

     7.1   SOURCE CODE DISCLOSURE.       Upon request of NEC during the term of
this Agreement, Puma grants to NEC and its Subsidiaries the right to obtain the disclosure of all portions of the human readable source code contained in the Licensed Software ("Source Code") for which Puma either i.) owns or ii.) has
sufficient license to provide such disclosure   ("Source Code") by payment of
the Source Code Disclosure Fee, as set forth in Exhibit B. Upon payment of the Source Code Disclosure Fee, NEC and its Subsidiaries have the right to use, copy, interpret, and modify such Source Code only for the purposes of routine end-user customer

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support, routine bug fixing and routine maintenance only.  Disclosure of the
Source Code by Puma shall not be interpreted as granting NEC or any of its Subsidiaries any right to, or ownership of, the Licensed Software or any portion thereof other than the rights and licenses set forth herein.

     7.2   DELIVERY OF SOURCE CODE.      Within seven (7) days after receipt of
payment of the Source Code Disclosure Fee by Puma, Puma shall deliver the Source Code, contained upon a master diskette(s), and related documents thereof, to NEC. It is expressly understood and agreed by both parties that the Source Code delivered hereunder shall be treated as the Confidential Information (hereinafter defined) of Puma During the term of this Agreement, upon NEC's request, Puma shall provide the Source Code of the then current version of the Licensed Software, for maintenance purposes only, without any additional fees. Such Source Code of the then current version shall be treated as the Source Code originally supplied to NEC hereunder and NEC and its Subsidiaries shall have the same rights and licenses herein. Puma shall, during the term of this Agreement, provide the Source Code of the bug-fix version of the Licensed Software made by Puma. Such bug-fix version of the Licensed Software will be treated as Licensed Software and NEC and its Subsidiaries shall have the same rights and licenses set forth herein.

     7.3   PROTECTION OF SOURCE CODE.    If NEC has obtained rights for
disclosure of Source Code, it will keep all physical copies or forms of the Source Code, documentation or other information contained in the Source Code in a secure, locked facility. NEC or any of its Subsidiaries shall not sell, assign, license, reproduce, distribute, sublicense or otherwise transfer the Source Code. NEC or any of its Subsidiaries shall not, directly or indirectly, use or copy the Source Code to obtain, derive or create the structure, methods or techniques contained in the Licensed Software to create a product which performs the functions of the Licensed Software or which otherwise competes with the Licensed Software except as permitted by the terms and conditions of this Agreement.

     7.4   MODIFICATIONS BY NEC OR ANY OF ITS SUBSIDIARIES.

           (a) If NEC or any of its Subsidiaries modify the Source Code or creates new sources which are in some manner linked to or contained within the original Source Code, in accordance with this Section 7, the ownership right as to only the new portions actually created by NEC or its Subsidiaries shall vest in Puma, provided that NEC and its Subsidiaries shall have the same rights and licenses set forth herein.

           (b) Puma shall not be required to maintain or otherwise repair any Licensed Software that NEC or its Subsidiaries has (i.) modified or changed, (ii.) caused to be modified or changed, unless the error or defect found can be consistently reproduced in the Licensed Software that was not so changed or modified by NEC or its Subsidiaries.

           (c) (i.) NEC shall provide Puma with modifications made by NEC or its Subsidiaries to the Licensed Software promptly upon the creation or modification thereof, but in no case later than thirty (30) days following such creation or modification.

                 (ii.) ALL OF THE DELIVERABLES FURNISHED TO PUMA HEREUNDER ("NEC-FURNISHED DELIVERABLES") WILL BE PROVIDED "AS IS" AND NEC DOES NOT MAKE ANY WARRANTIES, GUARANTEES OR REPRESENTATIONS

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OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED, OR ARISING BY COURSE OF PERFORMANCE,
CUSTOM OR USAGE IN THE TRADE, WITH RESPECT THERETO, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY REGARDING EFFICACY OR PERFORMANCE AND ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NEC DOES NOT WARRANT THAT THE NEC-FURNISHED DELIVERABLES WILL MEET PUMA'S REQUIREMENTS OR THOSE OF ANY THIRD PARTY OR THAT THE NEC-FURNISHED DELIVERABLES WILL PERFORM UNINTERRUPTED OR ERROR-FREE.

                 (iii.) NEC or its Subsidiaries shall not, directly or indirectly, use (or permit or direct anyone else to use) the Source Code and related documentation, or any information contained or derived from any of them, for the purpose of designing, developing, creating, modifying or upgrading any software product of any type or description (other than a modification or upgrade to executable code version of the Licensed Software).
8.   LIMITATION OF LIABILITY.

     8.1   LIMITATION.       IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY
LOSS OF PROFITS, LOSS OF USE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES ARISING UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL ANY DAMAGES ATTRIBUTABLE TO EITHER PARTY (EXCEPT FOR PUMA'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.2 BELOW) EXCEED THE AMOUNT OF PAYMENTS MADE TO PUMA UNDER THIS AGREEMENT.

     8.2   FORCE MAJEURE.      Nonperformance of either party shall be excused
to the extent that performance is rendered impossible by fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

9.   PROPRIETARY RIGHTS INDEMNIFICATION.

     9.1   REPRESENTATIONS.      Puma represents that it has the right to grant
the license hereunder and that it has no knowledge of any facts which might lead to a claim of infringement of any United States or Japanese patent, copyright, trade secret, or other intellectual property right of any third party as a result of the license to the Licensed Software granted by this Agreement.

     9.2   INDEMNIFICATION.      If any third-party notice, claim, action,
suit, or proceeding ("Claim") is brought against NEC or its Subsidiaries on the grounds that the Licensed Software infringes any of United States or Japanese patents, copyrights, trade secrets, or other intellectual property rights of any third party Puma shall, subject to the terms and conditions of this section, defend or settle such Claim or satisfy any final judgments rendered against NEC and its Subsidiaries and indemnify and hold NEC and its Subsidiaries harmless from all loss, cost, expense (including but not limited to reasonable attorney's fees), damage or liability arising out of or in connection with such Claim.

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     9.3   INDEMNIFICATION PROCEDURES.

           (a) In the event that NEC and/or its Subsidiaries hereunder shall receive any Claim or be subject to any Claim as to which indemnification may be sought hereunder, NEC shall promptly notify Puma in writing of such Claim, and Puma shall assume all liability for the Licensed Software, the defense, negotiation or settlement of such Claim. Puma, at its expense, shall defend or settle such suit and satisfy any final judgments rendered against NEC and/or its Subsidiaries, and NEC shall provide all reasonable assistance requested by Puma and deemed necessary and appropriate by NEC, at Puma's expense.

           (b) If it shall be finally adjudicated that Licensed Software, or any part thereof, infringes any patents, copyrights, trade secrets, or other intellectual property rights of any third party, and NEC and/or its Subsidiaries is enjoined from using Licensed Software, or if Puma in its reasonable judgment believes the Licensed Software may be found to infringe a third party's patent, copyright, trade secret, or other intellectual property rights, then, in addition to the obligation set forth in paragraph (a) above, Puma shall, at its expense; (i) procure for NEC and/or its Subsidiaries the right to continue using the Licensed Software free of any liability of infringement and/or any payment to such third parties; or (ii) replace such Licensed Software or part thereof, with a non-infringing substitute acceptable to NEC; or (iii) (only in case item (i) or (ii) is not reasonably available) subject to the limitations set forth in Section 9.4 and except for non-royalty bearing licenses, [***] in the possession of such other party as [***]

           (c) Notwithstanding the foregoing, Puma shall not have any obligation under this Section 9 with respect to any Claims for infringement which arise, in whole or in part, from the modification and/or combination of the Licensed Software or part thereof, unless made by Puma.

     9.4   LIMITATION.       THIS SECTION 9 STATES THE ENTIRE AND EXCLUSIVE
LIABILITY OF PUMA AND SOLE REMEDY OF NEC FOR THE LICENSED SOFTWARE'S INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD THERETO.

10.  CONFIDENTIALITY

     10.1  CONFIDENTIAL INFORMATION.     "Confidential Information" means all
information owned or controlled by a party hereto (including, but not limited to, all drawings, blueprints, descriptions, specifications, software and data) disclosed in any form, whether written or oral, or on computer readable media which if disclosed in documents or other tangible materials is clearly marked "Confidential" or "Proprietary", or if disclosed orally or in any other intangible form, is identified at the time of disclosure as confidential and is reduced to a written summary marked "Confidential" or "Proprietary" and delivered within thirty (30) days of disclosure. For purposes of this Agreement, the Licensed Software shall be deemed Confidential Information of Puma and the NEC Improvements shall be deemed Confidential Information of NEC. In addition the parties hereby acknowledge and agree that the terms of this Agreement, including the Exhibits attached hereto, contain valuable trade secrets which value would be damaged if disclosed to competitors. The terms and conditions of this Agreement are therefore

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                                         [***] CONFIDENTIAL TREATMENT REQUESTED
deemed Confidential Information. Nothing herein shall be construed as preventing NEC or its Subsidiaries from stating to their customers that NEC and its Subsidiaries have certain rights and licenses as to Licensed Software.

     10.2  GENERAL.      Each party shall treat as confidential all
Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of the other party's Confidential Information, but in no event less than reasonable care. It is expressly understood and agreed by the parties that NEC and its Subsidiaries may furnish the Licensed Software, Software Documentation and any copies thereof to their customers without imposing confidentiality obligations on such customers.

     10.3  EXCEPTIONS.       Notwithstanding the above, neither party shall
have any obligation to the other with regard to any information which:

           (a) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

           (b) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

           (c) is disclosed with the prior written approval of the disclosing party;

           (d) is at anytime independently developed by the receiver without any use of the disclosing party's Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information., provided that the receiver can demonstrate such independent development.

           (e) becomes known to the receiver from a source other than the disclosure without breach of this Agreement by the receiver and otherwise not in violation of the disclosing party's rights.

     10.4  DISCLOSURES.      Neither party shall be liable for disclosure of
Confidential Information of the other if such Confidential Information is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided that the receiver shall provide prompt, advanced notice thereof to enable the disclosing party to seek a protective order or otherwise protect such Confidential Information. Notwithstanding the foregoing, NEC may disclose the terms of this Agreement to the Bank of Japan and the Japanese Government.

     10.5  REMEDIES.      If either party breaches any of its obligations with
respect to confidential and unauthorized use of Confidential Information hereunder, the other party shall be

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

entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

11.  TERM; TERMINATION

     11.1 TERM. (1) This Agreement shall commence on the Effective Date and continue for three (3) years after such date, unless earlier terminated under this Section 11. This Agreement will automatically renew for additional one (1) year term unless either party indicates the other party any intention to terminate this Agreement by sixty (60) days prior written notice to the other party.

                 (2) In the event that this Agreement is automatically renewed pursuant to Section 11.1 (1) above, the Annual Usage Fee, and other fees for such renewed period shall be negotiated in good faith by both parties. Disagreement upon these fees between the parties shall not affect any of NEC's rights to be licensed hereunder.

     11.2  TERMINATION FOR CAUSE.     If either party defaults in the
performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, then the non-defaulting party may terminate this Agreement by giving written notice to the defaulting party. Any breach of the provisions in Sections 2.1, 2.2, 2.3, or 5.2 by NEC will be considered breaches which cannot be cured and may be the basis for the immediate termination by Puma of this Agreement.

     11.3  BANKRUPTCY.       If either party files a petition in bankruptcy or
is adjudicated a bankrupt, or if a petition in bankruptcy is filed against either party and such petition is not discharged within sixty (60) days of such filing, or if either party becomes insolvent, or makes an assignment for the benefit or creditors or an arrangement pursuant to any bankruptcy law, or if either party discontinues its business or if a receiver is appointed for it or its business, then the other party may terminate this Agreement by giving written notice to the other party.

     11.4  SURVIVAL    The obligations under Sections 4, 5, 6, 7, 8, 9, 10,
11.5, 11.6, 12.2, 12.4, 12.5, and 12.9 shall survive any termination of this Agreement.

     11.5  TERMINATION EFFECT      Within thirty (30) days after the
termination of this Agreement, upon written request, each party shall return to the other party any item embodying any Confidential Information of the other party which may be entrusted to or created by such party. NEC shall return to Puma the master copy of the Licensed Software, Source Code, if any, the Software Documentation, and any other materials delivered to NEC by Puma. NEC shall have the right to retain one (1) copy of the executable code version of the Licensed Software and Software documentation each, at NEC's premises only, for purposes of end user technical support only for a period of one (1) year following such termination. Termination of this Agreement for any reason shall not affect the rights of any end user to use the Licensed Software under any sublicense granted in accordance with this Agreement. Unless this Agreement was terminated by Puma for cause under Section 11.2, NEC and its Subsidiaries shall retain the right to sell or otherwise transfer inventory of Licensed Software and Software Documentation existing as of the effective date of termination by paying the Annual Usage Fee on a quarterly basis (except in case where Per Unit Royalty is selected in the third year or the extended (fourth)year) for one hundred eighty
(180) days from the termination of this Agreement or to sell

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

or otherwise transfer such inventory by paying Per Unit Royalty for one hundred eighty (180) days from the termination of this Agreement. NEC shall have the right to fulfill its then existing maintenance and warranty obligations for Licensed Software and Software Documentation already sold or otherwise transferred by NEC and its Subsidiaries. For the purpose of this Section, NEC and its Subsidiaries each may retain one (1) set of Licensed Software and Software Documentation for customer support purposes. No termination of this Agreement shall affect any sublicenses for the Licensed Software in object code format and Software Documentation that will have been or will be granted by NEC and its Subsidiaries pursuant to and under this Agreement to third parties.

     11.6  ADDITIONAL REMEDIES.    Except as expressly limited by this
Agreement, termination of this Agreement shall be without prejudice to any other remedy which may be available to a party due to default of this Agreement. Violation of obligations under this Agreement may cause irreparable harm and damage which may not be recovered at law, and remedies for breach of this Agreement may be awarded in equity through injunctive relief.

12.  MISCELLANEOUS

     12.1  RELATIONSHIP.     The relationship between parties shall be that of
independent contractors. Nothing contained herein shall be construed to imply a joint venture, principal or agent relationship, or other joint relationship, and neither party shall have the rights, power of authority to create any obligation, express or implied, on behalf of the other.

     12.2  GOVERNING LAW.    This Agreement shall be governed in all respects
by the substantive laws of the State of California, United States of America, exclusive of its conflicts of laws rules, as applied to agreements entered into in California between California residents.

     12.3  ARBITRATION.      Any dispute or claim arising out of or in relation
to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in Santa Clara County, California., under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators.

     12.4  ATTORNEY'S FEES.      In the event of any litigation or arbitration
by the parties under this Agreement, the prevailing party shall be entitled to costs and reasonable attorney's fees.

     12.5  ASSIGNMENT.       Neither party shall assign or otherwise transfer
any of its rights, obligations or licenses hereunder without the prior written consent of the other party. Subject to the foregoing, the provisions of this Agreement shall apply to and bind the successors and permitted assigns of the parties.

     12.6  WAIVER.     Failure by any party to enforce any of its rights under
this Agreement shall not be deemed a waiver of any right which that party has under this Agreement.

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

     12.7  NOTICES.    All notices, requests, consents and other communications
hereunder shall be in writing and delivered personally, by air mail or by facsimile (with facsimiles to be promptly confirmed in writing). All such written communications delivered by air mail shall be mailed, postage prepaid, either by certified or registered, first-class mail to the parties at their respective addresses as set forth below, subject to the right of either party to change its address by delivering written notice to the other. Such notices shall be deemed to be effective upon two (2) business days following the date of mailing or upon receipt if by facsimile or personal delivery.

           to Puma:    Puma Technology, Inc.
                       3375 Scott Boulevard
                       Suite 300
                       Santa Clara, CA 95054  USA
                       fax number:  408-970-8750
                       Attention:        Bradley A. Rowe--President and CEO

           to NEC:     NEC Corporation
                       10, Nissincho 1-chome
                       Fuchu City, Tokyo 183  JAPAN
                       Planning Department
                       Personal Software Division
                       fax number:       ###-##-####

     12.8  SEVERABILITY.     Should any provisions of this Agreement contravene
any law or valid regulation of any government having jurisdiction over the parties, then such provision shall be automatically terminated and performance thereof by the parties waived, and all other provisions of this Agreement shall continue in full force and effect.

     12.9  EXPORT COMPLIANCE.      At all times during the performance of their
obligations hereunder, the parties shall in all respects comply with any and all applicable laws, regulations and orders of governmental authorities and the agencies of the United States, Japan and any other country having competent jurisdiction. NEC assures Puma that it does not intend to and will not, directly or indirectly, knowingly export or transmit the Software licensed from Puma hereunder to People's Republic of China, Iraq, Afghanistan or any group Q, S, W, Y or Z country specified in Supplement No. 1 to Section 770 of Export Administration Regulation issued by the U. S. Department of Commerce, without the prior written consent, if required, of the Office of Export Administration of the U. S. Department of Commerce, Washington, D. C. 20230. The provisions of this paragraph shall survive any termination of this Agreement and shall continue indefinitely.

     12.10 NEC'S EXPENSES.   Costs and expenses incurred by NEC relating to its
marketing, distribution, promotion and advertising of the System Unit or the object code or executable code versions of the Licensed Software, or any other costs not agreed upon specifically in writing, shall be the express responsibility of NEC.

     12.11 ENTIRE AGREEMENT; AMENDMENT.        This Agreement (including facing
page and all Exhibits) reflects the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior agreements between the parties, whether written or oral (including, but not limited to, the Memorandum of Intent dated March 10, 1995 between the parties hereto).

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

This Agreement shall not be amended, altered or changed, except by written agreement signed by both parties. This agreement is executed in the English language.

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

                            PUMA TECHNOLOGY, INCORPORATED
                              SOFTWARE LICENSE AGREEMENT

                                      EXHIBIT A


LICENSED SOFTWARE:

The Japanese versions of i.) TranXit-TM- 1.0 file transfer software for [***] architecture and upon availability by Puma, ii.) TranXit 2.0 file transfer software for [***] architecture/[***] architecture, including all modifications and updates thereof, designated by Puma as a positive increase in either the tenths digit or hundredths digit after the decimal point. Puma will provide NEC with such modifications and updates promptly after release thereof. These two versions of TranXit are collectively and hereinafter referred to as TranXit, are provided to NEC in executable code form, as defined by the Software Documentation generated by Puma and the following feature set:

TRANXIT 1.0
- -     [***]

TRANXIT 2.0 (ADDITIONAL FEATURES)
- -     [***]

Upon production availability by Puma, NEC may, at its option, convert all or part of its [***] to TranXit 2.0. NEC may also upgrade its then existing end users of TranXit 1.0 to TranXit 2.0 at its option and expense. It is confirmed and agreed by both parties that in the event NEC furnishes its end users using TranXit 1.0 with an upgrade to TranXit 2.0, [***] shall be due to Puma from NEC for such upgrade. NEC agrees to provide sufficient security measures to prevent unauthorized access to either version of TranXit. Upon mutual written consent of the parties, Puma or one of its designees may provide such upgrade to such end users, whereby Puma will charge [***] directly to those end users.

Both TranXit 1.0 and TranXit 2.0 are distinguished from retail versions of TranXit (i.e. TranXit PowerPro-TM- or TranXit PowerPro for PC98-TM-), which are intended for sale directly to end users by Puma or its designees. Puma agrees to provide Japanese localized versions of TranXit 1.0, TranXit 2.0 to NEC as part of the deliverables.

Puma represents and warrants that the Licensed Software operates on each of the platforms of (i.) [***] and (ii.) the [***], which communicates with

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                                         [***] CONFIDENTIAL TREATMENT REQUESTED

                            PUMA TECHNOLOGY, INCORPORATED
                              SOFTWARE LICENSE AGREEMENT

                                 EXHIBIT A CONTINUED


both [***] series personal computers and [***] architecture machines. Development, if requested by NEC, of customized versions of Puma's TranXit Software for [***], [***] and other platforms will be subject to the terms and conditions, including but not limited to licensing terms and conditions, to be mutually agreed by both parties.

SOFTWARE DOCUMENTATION:
The Software Documentation defines the features and functionality of the Licensed Software and will also include promotional material regarding software upgrades or other Puma products or third party accessories determined at Puma's sole discretion. The Software Documentation is the exclusive property of Puma. NEC agrees to reprint, at its own expense, and include the following documents with each Preloaded copy of the Licensed Software included with each System
Unit:

- -     TranXit Quick Reference Guide ( estimate 14 pages )
- -     TranXit Accessories Flyer ( estimate 4 pages )

Puma agrees to provide camera ready copy of each of the documents listed above to NEC. Puma will design an "NEC-specific" "Quick Reference Guide" and TranXit Accessories brochure and provide camera ready artwork to NEC. NEC expressly understands that software upgrades and sales of other Puma products or third party accessories to end users of System Units is an important part of Puma's business and an integral part of the Per Unit Pricing structure granted by Puma in this Agreement, and therefor agrees to include the above documents with each copy of Licensed Software it ships.

SUPPORT  AND TRAINING RESPONSIBILITIES:
NEC shall provide all Level I and Level II support at its own expense. For purposes of this Agreement, Level I support shall mean all technical support and assistance relating to the System Unit or Licensed Software given directly to end users, distributors, OEMs, or customers of System Unit. Level II support shall mean the service rendered by NEC relating to the System Unit or Licensed Software given directly to end users, distributors, OEMs, or customers of System Unit to analyze or reproduce error(s) in the Licensed Software and to determine if said error(s) are reproducible. NEC will further provide training, at its option and expense, for all personnel associated with the sales and support of System Unit. Puma shall conduct the analyze of error(s) in the Licensed Software which is a part of the Level II support specified herein unless NEC receives the Source Code of the Licensed Software at that time in accordance with the provisions herein.

Puma shall provide all Level III support for the Licensed Software only. For purposes of this Agreement, Level III support shall mean all Puma technical support and assistance relating to the Licensed Software given directly to authorized personnel who are the direct employees of NEC and are trained in the usage of Licensed Software. Level III support will be provided only during Puma's normal business hours and in the English Language.

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                                         [***] CONFIDENTIAL TREATMENT REQUESTED

                            PUMA TECHNOLOGY, INCORPORATED
                              SOFTWARE LICENSE AGREEMENT

                                      EXHIBIT B


ANNUAL USAGE FEE:
NEC agrees to pay Puma an Annual Usage Fee of $[***] for the rights and licenses granted herein for the Licensed Software in [***] subject to the terms of this Agreement. The Annual Usage Fee is guaranteed for the first [***] years and as for the [***] year of this Agreement, NEC shall have the options (i) to pay the amount set forth below or (ii) to pay Per Unit Royalty subject to the terms and conditions of which shall be negotiated in good faith and mutually agreed upon by both parties. Disagreement on the terms and conditions of the Per Unit Royalty shall not be construed as affecting the right and licenses granted to NEC hereunder, so long as NEC continues to pay the Annual Usage Fee until such time as such Disagreement is resolved.

NEW PUMA PRODUCT: Both parties agree and understand that Puma intends to deliver for commercial availability a [***] application designed to run under the [***] operating system environment ("New Puma Product"). Both parties agree to negotiate in good faith on the development schedule for New Puma Product. The development work for New Puma Product shall be conducted subject to the development schedule agreed upon by both parties in accordance with the preceding sentence. Upon completion of such releases, if ever, Puma agrees to provide NEC with beta code (executable code) for evaluation and final code (executable code) for evaluation and acceptance by NEC in both English and Japanese. Upon such delivery, if ever, of New Puma Products pursuant to this provision, such New Puma Products shall be treated as Licensed Software, except for the provisions as to the Annual Usage Fee modified by this Exhibit B. Upon occurrence of both i.) delivery of final version of New Puma Product by Puma and ii.) acceptance of New Puma Product by NEC, NEC at its option, may elect exactly one of the following two options:

     Option 1: Preload either Licensed Software or New Puma Product on System Units (only one of these Puma products may be Preloaded on any one System
     Unit) by continuing to pay the same Annual Usage Fee of $[***] per quarter described in this Exhibit B.

     Option 2: Preload both Licensed Software and New Puma Product on any System Unit by paying an increased Annual Usage Fee of $[***] per quarter in place of the previous Annual Usage Fee of $[***] per quarter described in this Exhibit B. Such increased payment shall be due to Puma for any quarter in which NEC Preloads New Puma Product on at least one System Unit.

Payment of the Annual Usage Fee at either the $[***] per quarter rate or the $[***] per quarter rate is guaranteed for the first [***] years and as for the [***] year of this Agreement, NEC shall have the options (i) to continue to pay either rate or (ii) to pay Per Unit Royalty(s) for Licensed Software and/or New Puma Product subject to the terms and conditions of which shall be negotiated in good faith and mutually agreed upon by both parties. Disagreement on the terms and conditions of such Per Unit Royalty(s) shall not be construed as affecting the right and

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                                         [***] CONFIDENTIAL TREATMENT REQUESTED

                            PUMA TECHNOLOGY, INCORPORATED
                              SOFTWARE LICENSE AGREEMENT

                                 EXHIBIT B CONTINUED



licenses granted to NEC hereunder, so long as NEC continues to pay the Annual Usage Fee until such time as such Disagreement is resolved.

AUTOMATIC ANNUAL ROYALTY NEGOTIATION AFTER [***] YEARS:
Both parties expressly agree that NEC may elect to either i.) Preload Licensed Software by paying the Annual Usage Fee described herein or ii.) pay royalties based on a Per Unit Royalty-basis at the conclusion of the [***] year of this Agreement, by giving Puma written notice of such intent at least sixty (60) days prior to the [***] year anniversary of this Agreement.
Upon receipt of such notice, both parties agree to make best efforts to negotiate all applicable terms including but not limited to Per Unit Royalty pricing, payment terms, and associated minimum purchase guarantees prior to such anniversary. The parties agree to amend this Agreement to reflect the new terms and conditions agreed upon by both parties. Such new terms will become effective only when agreed to by both parties in writing. In the event that the parties fail to reach agreement on such new terms, NEC may continue to Preload the Licensed Software under the terms of this Agreement and pay the Annual Usage Fee on a quarterly basis until the earliest occurrence of i.) the parties agree to amend this Agreement under mutually agreeable terms, ii.) expiration of the term of this Agreement, or iii.) termination of this Agreement under Section 11 herein.

ANNUAL USAGE FEE PAYMENT TERMS:

Years 1-[***]    $[***]
                 (Eight equal payments of $[***] due on (1) net 30 days from the Effective Date, (2) [***], (3) [***], (4) [***], (5) [***],
                 (6) [***], (7) [***], (8) [***]

Year [***]
(optional)       $[***]
                 (Four equal payments of $[***] due on [***], [***], if NEC continues to pay Annual Usage Fee)

If any amount is not paid to Puma when due hereunder, NEC shall pay to Puma on demand a late fee in an amount not to exceed [***] of such delinquent payment for each month or part thereof from the due date until the date paid; but NEC shall have such grace period as may be required by law and the late fee shall not exceed the maximum allowed by law.

HARDWARE PROVIDED BY NEC:
NEC agrees to provide, on a loan basis, the necessary [***] computer hardware for Puma engineering to successfully complete the [***] port of TranXit 2.0 and to provide access to technically trained dedicated NEC engineering personnel to communicate and support Puma engineering throughout the project. Puma shall use such hardware in accordance with the terms and conditions imposed by NEC or NEC's licensors, if any. Puma agrees to use such hardware provided by NEC hereunder solely for the purpose of performing Puma's obligations hereunder

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                                         [***] CONFIDENTIAL TREATMENT REQUESTED

                            PUMA TECHNOLOGY, INCORPORATED
                              SOFTWARE LICENSE AGREEMENT

                                 EXHIBIT B CONTINUED


and not to rent, transfer or export them to any other parties in any manner. Puma also agrees to return to NEC, at its sole expense, all such hardware provided by NEC hereunder within a reasonable period after its completion of Puma's obligations hereunder.

FEE FOR NEC'S ASSISTANCE FOR MARKETING OF TRANXIT POWERPRO UPGRADES:
In consideration for NEC's assistance set forth in Section 2.7 (a), NEC will receive [***] percent ([***]%) of the actual software revenues received by Puma for TranXit PowerPro Upgrades sold by Puma directly or through its distribution channel to end users of System Units which NEC sold with Licensed Software. The payment shall be made in United States dollars by wire transfer to the bank account designated by NEC. Puma shall, within thirty (30) days of the end of each calendar quarter, submit to NEC the statement as to the amount of such revenue and the number of copies of TranXit PowerPro Upgrades sold and shall, within sixty (60) days of the end of such calendar quarter, pay the fee to NEC. NEC shall be entitled to, with thirty (30) days prior notice to Puma, have inspected by an internationally recognized independent certified public accountant of NEC's election and approved by Puma, whose approval shall not be unreasonably withheld, Puma's books and records relating to sales of TranXit PowerPro upgrades under terms of confidentiality reasonably acceptable to Puma, to verify the statement supplied by Puma to NEC. If the inspection establishes that NEC was underpaid by more than five percent (5%), Puma shall bear the reasonable cost paid by NEC to the accountant for such inspection in addition to making payment of the amount of understated amounts. Audits shall not unreasonably interfere with Puma's business activities and shall not be conducted more than once in any twelve month period unless the actual amounts exceed the reported amounts by more than 5% in which case the number of allowed audits during this period will be increased to once every six (6) months. PUMA agrees to keep the foregoing books and records for a period of three (3) years following the date PUMA prepares them.

SOURCE CODE DISCLOSURE FEE:
NEC, at its option, shall have the right to purchase source code disclosure for the Licensed Software, whose limited usage is subject to the terms and conditions described in Section 7 herein, at any time during the term of this Agreement at a fixed price of $[***].

MINIMUM VALUE OF AGREEMENT:
$[***]

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                                         [***] CONFIDENTIAL TREATMENT REQUESTED

                                 AMENDMENT NO. 1

                                       TO

                           SOFTWARE LICENSE AGREEMENT

                                 BY AND BETWEEN

                              PUMA TECHNOLOGY, INC.

                                       AND

                                 NEC CORPORATION


This Amendment #1 to the Software License Agreement between NEC Corporation and Puma Technology, Inc. executed on or around May 23, 1995 (the "Agreement") is made as of November 23, 1995 ("Effective Date"). The parties hereby agree to amend the Agreement as follows:


1. The second sentence of Section 2.1 of the Agreement shall be amended to read as follows:
     "In addition to Preloaded Licensed Software, NEC may i.) distribute one (1) copy of Licensed Software with each System Unit as a back-up copy, ii.) distribute one (1) copy of Licensed Software as a backup copy directly from NEC or through its Subsidiaries as a mail order fulfillment item to each end user of Licensed Software, or iii) distribute copies of TranXit 2.0 and related Software Documentation, directly to customers or through its Subsidiaries or its distribution network as an upgrade product for TranXit
     1.0 and related Software Documentation (collectively "TranXit Upgrade Product") pursuant to the section entitled "Special Distribution of TranXit
     2.0 Upgrade Product" in Exhibit B"


2. New section entitled "Special Distribution of TranXit 2.0 Upgrade Product" shall be added to Exhibit B. This new section will be incorporated immediately following the existing section entitled "FEE FOR NEC'S ASSISTANCE FOR MARKETING OF TRANXIT POWERPRO UPGRADES" and immediately preceding the existing section entitled "SOURCE CODE DISCLOSURE FEE". This new section shall read as set forth below:

     "SPECIAL DISTRIBUTION OF TRANXIT 2.0 UPGRADE PRODUCT:
     Commencing on November 23, 1995, in addition to rights granted in this Agreement, Puma hereby grants NEC the right to distribute the TranXit 2.0 Upgrade Product from November 23, 1995 through the term of the Agreement.

     A.   NEC will expressly state in writing on the packaging of the TranXit
     2.0 Upgrade Product that the Upgrade Product is intended to be distributed only to NEC end-users who upgrade from TranXit 1.0 to TranXit 2.0.

     B. Within sixty (60) days after the end of each semi-annual period ending March 31 and September 30. NEC shall remit to Puma a per unit royalty equal to $[***] US for every copy for the TranXit 2.0 Upgrade Product that is shipped during that semi-annual period. NEC shall also furnish Puma semi-annual royalty reports concerning the number of shipped copies of the TranXit 2.0 Upgrade Product and the calculation of royalties due and payable within sixty (60) days after the each end of such semi-annual period. It is confirmed that the provisions of Section 2.6 of this Agreement shall apply to such royalties.

     C. NEC shall not be held liable to Puma for end-user customers that purchase the TranXit 2.0 Upgrade Product without having a license to TranXit 1.0 so long as NEC provides the written statements described in subsection A Above."

3. Except as expressly set forth herein, all the terms and conditions of the Agreement shall remain unchanged.


IN WITNESS WHEREOF, the parties have caused this Amendment #1 to be executed by their respective authorized representatives.



NEC Corporation                             Puma Technology, Inc.
7-1, Shiba 5 chome, Minato-ku               2940 North First Street
Tokyo, Japan                                San Jose, CA 95134

By: /s/ Yoichi Kataoka                      By: /s/ Bradley A. Rowe
   --------------------------                   ---------------------------

Name: Yoichi Kataoka                        Name: Bradley A. Rowe
     ------------------------                     -------------------------

Title: General Manager,                     Title: President & CEO
       Personal Software                           ------------------------
       Division
      -----------------------

Date: 2/19/96                               Date: 2/9/96
     ------------------------                     -------------------------


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